UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 23, 2010

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 23, 2010, Rogers Corporation (the “Registrant”) entered into an Acquisition Agreement (the “Agreement”) with SK Chemicals Co., Ltd., a company organized and existing under the laws of the Republic of Korea (“SK Chemicals”) and SK Utis Co., Ltd., a company organized and existing under the laws of the Republic of Korea, a wholly-owned subsidiary of SK Chemicals, and which also serves as SK Chemicals high performance polyurethane foam manufacturing unit located in Ansan, South Korea (“SK Utis”).  Under the Agreement, the Registrant, and/or its designated subsidiaries, has agreed to purchase from SK Chemicals all of the stock of SK Utis, 90% upon closing and the remaining 10% two years later, and assets of the SK Chemicals used in SK Utis operations, which include product lines, technology, and manufacturing equipment used in the development of polyurethane foam materials which are located at the Ansan, South Korea, plant site, for an aggregate of Twenty-Nine Million One Hundred Thirty-Five Thousand Dollars (U.S. $29,135,000).  The parties expect the transaction to close within the next few weeks.

In a Press Release dated March 23, 2010, the Registrant announced the signing of the Agreement. The Registrant's Press Release is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

99.1               Press Release, dated March 23, 2010, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

		By:	/s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and
Chief Financial Officer

Date:	March 23, 2010